                                                                    EXHIBIT 23.2

                              ARTHUR ANDERSEN LLP

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this Registration Statement.

                                          ARTHUR ANDERSEN LLP

TAMPA, FLORIDA
DECEMBER 28, 1998